Exhibit 10.6

MEMORANDUM OF AGREEMENT

Performance Fee for the Fiscal Quarter Ended June 30, 2015

Reference is hereby made to the Third Amended and Restated Management Services Agreement (the “MSA”), dated as of May 21, 2015, among Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), MIC Ohana Corporation, a Delaware corporation, and Macquarie Infrastructure Management (USA) Inc., a Delaware corporation (the “Manager”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the MSA.

At the request of the Company, and following discussions between the Manager and the Company, the Manager and the Company hereby agree on the following provisions with respect to the settlement of the Performance Fee payable by the Company to the Manager pursuant to Section 7.3 of the MSA for the Fiscal Quarter ended June 30, 2015 (the “2015 2nd Quarter Performance Fee”):

1.	The Company shall to pay to the Manager fifty percent (50%) of the 2015 2nd Quarter Performance Fee ($67,820,744.78) in cash on the date that the 2015 2nd Quarter Performance Fee is required to be paid pursuant to the terms of the MSA.

2.	Payment of the remaining fifty percent (50%) of the 2015 2nd Quarter Performance Fee ($67,820,744.78) (the “Remaining Amount”) shall be deferred for a period of one year and shall be paid by the Company to the Manager on the date that the Performance Fee for the Fiscal Quarter ending June 30, 2016, if any, would be required to be paid, pursuant to the terms of the MSA. The Remaining Amount will be re-invested by the Manager in shares of Company Common Stock as contemplated by Section 7.3 of the MSA, using the Performance Fee VWAP applicable to the Fiscal Quarter ending June 30, 2016.

3.	If, on the date any Performance Fee is required pursuant to the terms of the MSA to be paid with respect to the Fiscal Quarter ending June 30, 2016, the Company is not then permitted by applicable law or regulation to issue shares of Company Common Stock to the Manager as reinvestment of the Remaining Amount, then the Remaining Amount shall be payable to the Manager in cash.

4.	All other terms and provisions of the MSA shall remain in full force and effect.

5.	This memorandum of agreement shall be governed by and construed in accordance with the laws of the State of New York. This memorandum of agreement may be signed in any number of counterparts, all of which shall form the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this memorandum of agreement to be executed on the 17th day of July, 2015.

Macquarie Infrastructure Management (USA) Inc.

By:
Name: James Hooke
Title: President

By:
Name: Michael Kernan
Title: General Counsel

Macquarie Infrastructure Corporation

By:
Name: James Hooke
Title: CEO

By:
Name: Liam Stewart
Title: CFO

MIC Ohana Corporation

By:
Name: James Hooke
Title: CEO

By:
Name: Michael Kernan
Title: General Counsel

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